Exhibit 99.1

Revenue, Gross Profit, Gross Profit Margin and Operating Income (Loss) by Reportable Segment

(in thousands of U.S. dollars, except percentages)

(Unaudited)

	Three Months Ended
	March 31, 2023	June 30, 2023	September 29, 2023	December 31, 2023	March 29, 2024	June 28, 2024	September 27, 2024	December 31, 2024
Revenue:
Automation Enabling Technologies	$128,003	$131,995	$121,943	$117,279	$117,389	$116,729	$128,704	$127,798
Medical Solutions	91,123	97,469	99,560	94,290	113,527	119,135	115,701	110,262
Total	$219,126	$229,464	$221,503	$211,569	$230,916	$235,864	$244,405	$238,060

Gross Profit (GAAP):
Automation Enabling Technologies	$58,407	$63,270	$58,888	$54,233	$55,502	$54,995	$60,562	$63,916
Medical Solutions	40,627	42,409	43,999	43,752	46,222	49,337	49,428	44,970
Unallocated	(1,406)	(1,556)	(1,296)	(1,430)	(1,308)	(643)	(775)	(661)
Total	$97,628	$104,123	$101,591	$96,555	$100,416	$103,689	$109,215	$108,225

Gross Profit Margin (GAAP):
Automation Enabling Technologies	45.6%	47.9%	48.3%	46.2%	47.3%	47.1%	47.1%	50.0%
Medical Solutions	44.6%	43.5%	44.2%	46.4%	40.7%	41.4%	42.7%	40.8%
Total	44.6%	45.4%	45.9%	45.6%	43.5%	44.0%	44.7%	45.5%

Operating Expense (GAAP):
Research and development and engineering	$11,097	$10,904	$10,230	$10,793	$9,997	$9,977	$8,860	$10,192
Selling, general and administrative	18,336	18,216	17,536	18,772	18,494	18,893	18,016	20,020
Amortization of purchased intangible assets	3,227	3,241	3,243	3,231	2,801	2,796	2,813	2,797
Restructuring, acquisition and related costs	2,184	930	3,629	2,948	279	1,810	809	18
Automation Enabling Technologies	$34,844	$33,291	$34,638	$35,744	$31,571	$33,476	$30,498	$33,027

Research and development and engineering	$11,954	$12,659	$11,991	$12,836	$13,266	$13,901	$14,519	$15,424
Selling, general and administrative	11,761	12,809	12,325	12,332	13,622	12,815	13,774	13,587
Amortization of purchased intangible assets	1,862	1,883	1,887	1,871	2,949	4,112	3,776	3,750
Restructuring, acquisition and related costs	87	95	280	897	366	361	1,037	5,166
Medical Solutions	$25,664	$27,446	$26,483	$27,936	$30,203	$31,189	$33,106	$37,927

Operating Income (Loss) (GAAP):
Automation Enabling Technologies	$23,564	$29,979	$24,249	$18,489	$23,930	$21,519	$30,063	$30,891
Medical Solutions	14,961	14,963	17,517	15,817	16,020	18,149	16,323	7,040
Unallocated	(12,213)	(12,744)	(11,457)	(12,629)	(14,342)	(13,953)	(13,831)	(11,225)
Total	$26,312	$32,198	$30,309	$21,677	$25,607	$25,715	$32,555	$26,707